SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 5, 2003

         Greenwich Capital Acceptance, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-99463	06-1199884
State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Steamboat Road Greenwich, CT	06830
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 625-2700

                                       No Change

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

This Current Report on Form 8-K is being filed to file a copy of the Pooling and Servicing Agreement dated as of July 1, 2003, among Greenwich Capital Acceptance, Inc., as depositor, Provident Funding Associates, L.P., as seller and servicer and Wells Fargo Bank Minnesota, as trustee and custodian (the “Pooling and Servicing Agreement”), in connection with the issuance by Provident Funding Mortgage Loan Trust 2003-1 of Provident Funding Mortgage Pass-Through Certificates, Series 2003-1.

Item 7.

Financial Statements, Pro Forma Financial Information and Exhibits.

(q)

Not applicable.

(r)

Not applicable.

(s)

Exhibits:

4.1	Pooling and Servicing Agreement

SIGNATURES

Pursuant to the  requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWICH CAPITAL ACCEPTANCE, INC.,

By:     /s/ Shakti Radhakishun

       Name:  Shakti Radhakishun

       Title:    Vice President

Dated:  September 5, 2003

EXHIBIT 4.1